Exhibit (a)(2)

FORTRESS MULTI-ASSET CREDIT FUND

DECLARATION AND AGREEMENT OF TRUST

October 20, 2025

TABLE OF CONTENTS

Article I name and definitions		1

Section I.1	Name	1
Section I.2	Definitions	1
ARTICLE II PURPOSE		3
Section II.1	Purpose	3
ARTICLE III TRUSTEES		3
Section III.1	Powers	3
Section III.2	Legal Title	6
Section III.3	Number of Trustees; Term of Office	7
Section III.4	Election of Trustees	7
Section III.5	Resignation and Removal	7
Section III.6	Vacancies	7
Section III.7	Committees; Delegation	8
Section III.8	Quorum; Voting	8
Section III.9	Action Without a Meeting; Participation by Conference Telephone or Otherwise	8
Section III.10	By-Laws	8
Section III.11	No Bond Required	8
Section III.12	Reliance on Experts, Etc.	8
Section III.13	Fiduciary Duty	8
ARTICLE IV CONTRACTS		9
Section IV.1	Distribution Contract	9
Section IV.2	Advisory or Management Contracts	9
Section IV.3	Affiliations of Trustees or Officers, Etc.	9
ARTICLE V LIMITATION OF LIABILITY; INDEMNIFICATION		9
Section V.1	No Personal Liability of Shareholders, Trustees, Etc.	9
Section V.2	Execution of Documents; Notice; Apparent Authority	10
Section V.3	Indemnification of Trustees, Officers, Etc.	10
ARTICLE VI SHARES OF BENEFICIAL INTEREST		11
Section VI.1	Beneficial Interest	11
Section VI.2	Other Securities	12
Section VI.3	Establishment of Classes	12
Section VI.4	Rights of Shareholders	12
Section VI.5	Exchange Privilege	13
Section VI.6	Trust Only	13
Section VI.7	Issuance of Shares	13
Section VI.8	Register of Shares	13
Section VI.9	Share Certificates	13

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Section VI.10	Transfer of Shares	14
Section VI.11	Voting Powers	14
Section VI.12	Meetings of Shareholders	14
Section VI.13	Action Without a Meeting	14
Section VI.14	Quorum and Required Vote	14
Section VI.15	Delivery by Electronic Transmission or Otherwise	15
Section VI.16	Additional Provisions	15
Section VI.17	Removal of Trustees by Shareholders	15
ARTICLE VII REPURCHASE AND REDEMPTION OF SHARES		15
Section VII.1	Repurchase of Shares	15
Section VII.2	Price	15
Section VII.3	Repurchase by Agreement	16
Section VII.4	Involuntary Redemption; Disclosure of Ownership	16
ARTICLE VIII DETERMINATION OF NET ASSET VALUE; DISTRIBUTIONS		16
Section VIII.1	By Whom Determined	16
ARTICLE IX DURATION; DISSOLUTION AND TERMINATION OF TRUST; AMENDMENT; MERGERS, ETC.		17
Section IX.1	Duration and Termination	17
Section IX.2	Amendment Procedure	18
Section IX.3	Merger, Consolidation and Sale of Assets	18
Section IX.4	Conversion to Other Business Entities	18
Section IX.5	Incorporation	19
ARTICLE X MISCELLANEOUS		19
Section X.1	Tax Treatment	19
Section X.2	Registered Agent; Registered Office	19
Section X.3	Governing Law	19
Section X.4	Counterparts	20
Section X.5	Reliance by Third Parties	20
Section X.6	Provisions in Conflict with Law or Regulations	20
Section X.7	[Reserved].	20
Section X.8	Derivative Actions	20
Section X.9	General Direct Actions	21
Section X.10	Inspection of Records and Reports	22
Section X.11	Exclusive Delaware Jurisdiction	22
Section X.12	Waiver of Jury Trial	22
Section X.13	Conversion	23
Section X.14	Section Headings; Interpretation	23
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DECLARATION AND AGREEMENT OF TRUST
OF
FORTRESS MULTI-ASSET CREDIT FUND

DECLARATION AND AGREEMENT OF TRUST made on October 20, 2025 by the individuals executing this Declaration as Trustees and the holders from time to time of the shares of beneficial interest issued hereunder.

WHEREAS, the Trustee filed a Certificate of Trust on September 15, 2025, with the Office of the Secretary of State of Delaware (the “Original Certificate of Trust”);

WHEREAS, the Trust is being formed pursuant to this Declaration of Trust and the Trustee is hereby authorized to execute and file a Restated Certificate of Trust with the Office of the Secretary of State of Delaware to correct some technical defects in the Original Certificate of Trust (collectively, with the Original Certificate of Trust, the “Certificate of Trust”); and

WHEREAS, the parties hereto intend that the Trust shall constitute a statutory trust under the Statutory Trust Act (as defined below) and that this Declaration of Trust and the Bylaws (as defined below) shall constitute the governing instrument of such statutory trust.

NOW THEREFORE, the undersigned hereby agrees as follows:

NAME AND DEFINITIONS

Section I.1 Name. The name of the trust governed hereby is “Fortress Multi-Asset Credit Fund,” in which name, or other name from time to time as the Trustees may determine, the Trustees shall conduct the business and activities of the Trust and execute all documents and take all actions authorized herein. The Trustees may, without Shareholder approval, change the name of the Trust or any class and adopt such other name as they deem proper.

Section I.2 Definitions. Wherever they are used herein, the following terms have the following meanings:

“Affiliate” shall have the meaning of “Affiliated Person” set forth in Section 2(a)(3) of the 1940 Act.

“Board of Trustees” shall mean the board of trustees of the Trust.

“By-Laws” shall mean the By-Laws of the Trust as amended from time to time.

“class” or “class of Shares” shall refer to the division of Shares into two or more classes as provided in Article VI hereof.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Commission” shall mean the Securities and Exchange Commission.

“Common Shares” shall mean Shares that do not have preference over any other class of Shares with respect to the payment of dividends or distributions upon liquidation, termination or winding up of the affairs of the Trust.

“Declaration” shall mean this Declaration and Agreement of Trust as amended from time to time. This Declaration and any By-Laws of the Trust shall constitute the governing instrument of the Trust.

“Delaware Act” shall mean Chapter 38 of Title 12 of the Delaware Code entitled “Treatment of Delaware Statutory Trusts,” as it may be amended from time to time.

“Delaware General Corporation Law” shall mean the Delaware General Corporation Law, 8 Del. C. § 100, et seq., as amended from time to time.

“Distributor” shall have the meaning set forth in Section IV.1.

“General Direction Action” shall mean an action, suit or other proceeding asserting a direct claim of any nature whatsoever (regardless of whether such claim sounds in contract, tort, fraud or otherwise or is based on common law, statutory, equitable, legal or other grounds) where the harm alleged falls upon all Shareholders or all Shareholders of a series or class (and not an individual harm only to the Shareholder or Shareholders bringing such action, suit or other proceeding) on a pro rata basis and/or proportionally based on their holdings of Shares.

“Investment Adviser” shall have the meaning set forth in Section IV.2.

“Majority Shareholder Vote” (i) with respect to matters voted upon by all Shareholders voting as a single class, shall have the meaning of “majority of the outstanding voting securities of a company” set forth in section 2(a)(42) of the 1940 Act; and (ii) with respect to any other matter required to be submitted to the outstanding voting Shares, shall have the meaning of “majority of the outstanding voting securities” of a class or series set forth in Rule 18f-2(h) under the 1940 Act.

“1940 Act” shall mean the Investment Company Act of 1940, as amended from time to time and the rules and regulations thereunder, and any order or orders thereunder which may from time to time be applicable to the Trust. References herein to specific sections of the 1940 Act shall be deemed to include such rules and regulations as are applicable to such sections as determined by the Trustees or their designees.

“1940 Act Registration” shall mean the Trust’s registration under the 1940 Act.

“Person” shall mean an individual, a company, a corporation, partnership, trust (statutory or common law), or association, a joint venture, an organization, a business, a firm or other entity, whether or not a legal entity, or a country, a state, municipality or other political subdivision or any governmental agency or instrumentality.

“Principal Underwriter” shall have the meaning set forth in Section 2(a)(29) of the 1940 Act.

“series” or “series of Shares” shall refer to the division of Shares into two or more series as provided in Article VI hereof.

“Shareholder” shall mean a record owner of Shares.

“Shares” shall mean the units of interest into which the beneficial interest in the Trust (or, if more than one series or class is authorized, each series or class thereof) shall be divided from time to time and includes fractions of Shares as well as whole Shares.

“Trust” shall mean the Delaware statutory trust established under the Delaware Act by this Declaration, as from time to time amended. All provisions herein relating to the Trust shall apply equally to each series or class of Shares except as the context otherwise requires.

“Trustee” or “Trustees” shall mean the individuals who have signed this Declaration, so long as they shall continue in office in accordance with the terms hereof, and all other individuals who may from time to time be duly elected or appointed, qualified and serving as Trustees in accordance with the provisions of Article III hereof, and reference herein to a Trustee or the Trustees shall refer to such person or persons in their capacity or capacities as trustees hereunder. Unless otherwise required by the context or specifically provided, any reference herein to the Trustees shall refer to the sole Trustee at any time that there is only one Trustee of the Trust.

“Trust Property” shall mean any and all property, real or personal, tangible or intangible, which is owned or held by or for the account of the Trust or the Trustees.

Article II
PURPOSE

Section II.1 Purpose. The purpose of the Trust is to provide investors a managed investment primarily in securities and other instruments and rights of a financial character and to carry on such other business as the Trustees may from time to time determine pursuant to their authority under this Declaration.

Article III
TRUSTEES

Section III.1 Powers. The Trustees, subject only to the specific limitations contained in this Declaration, shall have exclusive and absolute power, control and authority over the Trust Property and over the conduct of the affairs of the Trust as set forth in this Declaration, including such power, control and authority to do all such acts and things as in their sole judgment and discretion are necessary, incidental, convenient or desirable for the carrying out of or conducting of the business of the Trust or in order to promote the interests of the Trust, but with such powers of delegation as may be permitted by the Delaware Act. The enumeration of any specific power, control or authority herein shall not be construed as limiting the aforesaid power, control and authority or any other specific power, control or authority. The Trustees shall have all powers necessary or convenient to conduct and carry on the business of the Trust, or any part thereof, to have one or more offices and to exercise any or all of its trust powers and rights, in the State of Delaware, in any other states, territories, districts, colonies and dependencies of the United States and in any foreign countries. In construing the provisions of this Declaration, the presumption shall be in favor of a grant of power to the Trustees. Such powers of the Trustees may be exercised without order of or resort to any court.

Without limiting the foregoing, the Trustees shall have the power:

(a) To enter into contracts of any nature related to the business of the Trust.

(b) To invest and reinvest cash, to hold cash uninvested, and to subscribe for, invest in, reinvest in, purchase or otherwise acquire, own, hold, pledge, sell, assign, transfer, exchange, distribute, purchase or write options on, lend, enter into contracts for the future acquisition or delivery of, or otherwise deal in or dispose of, securities, indices, currencies, commodities or other property of every nature and kind, including, without limitation, all types of bonds, debentures, stocks, negotiable or non-negotiable instruments, obligations, evidences of indebtedness, certificates of deposit or indebtedness, commercial paper, repurchase agreements, bankers acceptances, and other securities, commodities or contracts of any kind, issued, created, guaranteed, or sponsored by any and all Persons, including, without limitation, states, territories, and possessions of the United States and the District of Columbia and any political subdivision, agency, or instrumentality thereof, the U.S. Government or any foreign government or any political subdivision of the U.S. Government or any foreign government, or any domestic or international instrumentality, or by any bank or savings institution, or by any corporation or organization organized under the laws of the United States or of any state, territory, or possession thereof, or by any corporation or organization organized under any foreign law, or in “when issued” contracts for any such securities; to change the investments of the assets of the Trust; and to exercise any and all rights, powers, and privileges of ownership or interest in respect of any and all such investments of every kind and description, including, without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more Persons to exercise any of said rights, powers, and privileges in respect of any of said instruments.

(c) To appoint agents and employees of the Trust, which agents and employees may be designated as officers of the Trust with corresponding titles as the Trustees may determine in their discretion.

(d) To exercise all rights, powers and privileges of ownership or interest in all securities included in the Trust Property, including the right to vote, give assent, execute and deliver proxies or powers of attorney to such person or persons as the Trustees shall deem proper and otherwise act with respect thereto and to do all acts for the preservation, protection, improvement and enhancement in value of all such securities and to delegate, assign, waive or otherwise dispose of any of such rights, powers or privileges.

(e) To exercise powers and rights of subscription or otherwise which in any manner arise out of the Trust’s ownership of securities.

(f) To declare and pay dividends and distributions to Shareholders.

(g) To acquire (by purchase, lease or otherwise) and to hold, use, maintain, develop and dispose of (by sale, lease or otherwise) any property, real or personal, and any interest therein.

(h) To borrow money, and in this connection to issue notes or other evidences of indebtedness; to secure borrowings by mortgaging, pledging or otherwise subjecting the Trust Property to security interests; and to lend Trust Property.

(i) To aid by further investment any Person, if any obligation of or interest in such Person is included in the Trust Property or if the Trustees have any direct or indirect interest in the affairs of such Person; to do anything designed to preserve, protect, improve or enhance the value of such obligation or interest; and to endorse or guarantee or become surety on any or all of the contracts, stocks, bonds, notes, debentures and other obligations of any such Person; and to mortgage the Trust Property or any part thereof to secure any of or all such obligations.

(j) To enter into joint ventures, general or limited partnerships and any other combinations or associations.

(k) To purchase and pay for entirely out of Trust Property liability, casualty, property and other insurance, including, without limitation, insurance policies insuring the Shareholders, Trustees, officers, employees and agents of the Trust, the Investment Adviser, the Distributor and dealers or independent contractors of the Trust against all claims and liabilities of every nature arising by reason of holding or having held any such position or by reason of any action taken or omitted by any such Person in such capacity, whether or not constituting negligence, whether or not the Trust would have the power, under provisions of applicable law, to indemnify such Person against such liability.

(l) To establish and carry out pension, profit-sharing, share purchase, share bonus, savings, thrift and other retirement, incentive and benefit plans for any Trustees, officers, employees or agents of the Trust.

(m) To the extent permitted by law and determined by the Trustees, to indemnify any Person with whom the Trust has dealings, including, without limitation, the Shareholders, the Trustees, the officers, employees and agents of the Trust, the Investment Adviser, the Distributor, the transfer agent, the custodian and dealers.

(n) To incur and pay any charges, taxes and expenses which in the opinion of the Trustees are necessary or incidental to or proper for carrying out any of the purposes of this Trust, and to pay from the funds of the Trust Property to themselves as Trustees reasonable compensation and reimbursement for expenses.

(o) To prosecute or abandon and to compromise, arbitrate or otherwise adjust claims in favor of or against the Trust or any matter in controversy, including but not limited to claims for taxes.

(p) To exercise the right to consent, and to enter into releases, agreements and other instruments, including, but not limited to, the right to consent or participate in any plan for the reorganization, consolidation or merger of any corporation or issuer any security of which is or was held by the Trust; to consent to any contract, lease, mortgage, purchase or sale of such property by said corporation or issuer, and to pay calls or subscriptions with respect to securities held by the Trust.

(q) To join with other security holders in acting through a committee, depository, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depository or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depository or trustee as the Trustees shall deem proper.

(r) To employ or contract with such Persons as the Trustees may deem desirable for the transaction of the business of the Trust.

(s) To adopt a seal for the Trust, but the absence of such seal shall not impair the validity of any instrument executed on behalf of the Trust.

(t) To employ one or more custodians of the assets of the Trust and authorize such custodians to employ subcustodians and to deposit all or any part of such assets in a system or systems for the central handling of securities.

(u) To retain a transfer or similar agent or a shareholder servicing agent, or both.

(v) To provide for the issuance and distribution of Shares by the Trust directly or through one or more Principal Underwriters, or both, or otherwise, including pursuant to one or more distribution plans of any kind.

(w) To interpret the investment policies, practices or limitations of the Trust.

(x) To set record dates for the determination of Shareholders with respect to various matters.

(y) To take such actions as are authorized, incidental or required to be taken by the Trustees pursuant to other provisions of this Declaration.

(z) To engage in any other lawful act or activity in which statutory trusts organized under the laws of State of Delaware may engage, including, but not limited to, any and all acts permitted of a closed-end company under the 1940 Act.

The foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the general powers of the Trustees.

The Trustees have the power to construe and interpret this Declaration and to act upon any such construction or interpretation. To the fullest extent permitted by law, any construction or interpretation of this Declaration by the Trustees and any action taken pursuant thereto and any determination as to what is in the interests of the Trust and the Shareholders made by the Trustees in good faith shall, in each case, be conclusive and binding on all Shareholders and all other Persons for all purposes.

The Trustees shall not be limited by any law now or hereafter in effect limiting the investments which may be made or retained by fiduciaries, but they shall have full power and authority to make any and all investments within the limitation of this Declaration that they, in their sole and absolute discretion, shall determine, and without liability for loss even though such investments do not or may not produce income or are of a character or in an amount not considered proper for the investment of trust funds. Unless otherwise expressly provided herein or required by federal law including the 1940 Act, the Trustees shall act in their sole discretion and may take any action or exercise any power without any vote or consent of the Shareholders.

Currently, the Trust is operating as a private fund exempted from the 1940 Act under Sections 3(c)(1) or 3(c)(7) of the 1940 Act (a “Private Fund”) and will operate as a Private Fund until such time as the Trustees may decide, without shareholder vote, to effect the 1940 Act Registration. The 1940 Act Registration shall occur on the date that the Trust registers as an investment company under the 1940 Act with the SEC. Prior to the 1940 Act Registration, no provision of this Declaration or the Bylaws that conditions, subjects, restricts or otherwise imposes requirements on or limits any actions of the Trust or any Person by reference to the 1940 Act shall be deemed to apply.

Section III.2 Legal Title. Legal title to all the Trust Property shall be vested in the Trust as a separate legal entity under the Delaware Act, provided that the Trustees shall have power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees with suitable reference to their trustee status, or in a form not indicating any trust, whether in bearer, unregistered or other negotiable form, or in the name of a custodian or subcustodian or a nominee or nominees or otherwise. No creditor of any Trustee shall have any right to obtain possession, or otherwise exercise legal or equitable remedies with respect to, any Trust Property with respect to any claim against, or obligation of, such Trustee in its individual capacity and not related to the Trust. To the extent title to the Trust Property has been vested in the Trustees, the right, title and interest of the Trustees in the Trust Property shall vest automatically in each Person who may hereafter become a Trustee. Upon the resignation, retirement, removal, declination to serve, incapacity, or death of a Trustee, such Trustee shall automatically cease to have any right, title or interest in any of the Trust Property, and the right, title and interest of such Trustee in the Trust Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

Section III.3 Number of Trustees; Term of Office. The initial Trustee shall be the person initially signing this Declaration. The number of Trustees shall be the number of persons so signing until changed by the Trustees, and the Trustees may fix the number of Trustees from time to time; provided that the number of Trustees shall at all times be at least one (1) but not more than 15. Each of the Trustees executing this Declaration and each Trustee thereafter appointed or elected (whenever such election occurs) shall hold office until their successor is elected and qualified or until the earlier occurrence of any of the events specified in the first sentence of Section III.6 hereof.

Section III.4 Election of Trustees. Trustees may succeed themselves in office. Trustees may be elected at a Shareholders’ meeting. Shareholders shall not be entitled to elect Trustees except as required by the 1940 Act. To the extent required by the 1940 Act, the Shareholders shall elect the Trustees on such dates as the Trustees may fix from time to time. At such a Shareholders’ meeting, Trustees shall be elected by a plurality of the votes validly cast. The Shareholders may elect Trustees at any meeting of Shareholders called by the Trustees for that purpose. The election of any Trustee (other than an individual who was serving as a Trustee immediately prior thereto) shall not become effective, however, until the individual named shall have accepted in writing such election and agreed in writing to be bound by the terms of this Declaration. The Trustees may determine by resolution those Trustees, if any, that shall be elected by Shareholders of a particular class of Shares (e.g., by a class of preferred Shares issued by the Trust) prior to the initial offering of such class of Shares. Trustees need not own Shares.

Section III.5 Resignation and Removal. Any Trustee may resign their trust (without need for prior or subsequent accounting) by an instrument in writing signed by them and delivered to the Chair of the Board of Trustees, or the Secretary or any Assistant Secretary, and such resignation shall be effective upon such delivery, or at any later date specified in the instrument. Any of the Trustees may be removed (i) with or without cause by the affirmative vote of two-thirds of the remaining Trustees (provided that the aggregate number of Trustees after such removal shall not be less than two) or (ii) by the Shareholders pursuant to Section VI.17 hereof.

Section III.6 Vacancies. The term of office of a Trustee shall terminate and a vacancy shall occur in the event of the death, retirement, resignation or removal (whether pursuant to Section III.5 hereof or otherwise), bankruptcy, adjudication of incompetence or other incapacity to perform the duties of the office of a Trustee. A vacancy shall also occur upon an increase in the number of Trustees in accordance with Section III.3 hereof. No vacancy shall operate to annul this Declaration or to revoke any existing agency created pursuant to the terms of the Declaration. In the case of an existing vacancy, including a vacancy existing by reason of an increase in the authorized number of Trustees, the remaining Trustees shall fill such vacancy by the appointment of such individual as they in their sole and absolute discretion shall see fit, made by a written instrument signed by a majority of the Trustees then in office, provided that such power of appointment shall be subject to and limited by all applicable provisions of the 1940 Act and no such appointment shall become effective until the person named shall have accepted in writing such appointment and agreed in writing to be bound by the terms of this Declaration. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided in Section III.4 or this Section III.6, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by the Declaration.

Section III.7 Committees; Delegation. The Trustees shall have the power to appoint from their own number, and terminate, any one or more committees consisting of one or more Trustees, including an executive committee which may exercise some or all of the power and authority of the Trustees as the Trustees may determine (including but not limited to the power to determine net asset value and net income and the power to declare a dividend or other distribution on the Shares of any series or class), subject to any limitations contained in the By-Laws, and in general to delegate from time to time to one or more of their number or to one or more officers, employees or agents of the Trust any or all of their powers, authorities, duties and the doing of such things and the execution of such instruments, either in the name of the Trust or the names of the Trustees or otherwise, as the Trustees may deem expedient (including but not limited to the power to declare a dividend or other distribution on the Shares of any series or class.

Section III.8 Quorum; Voting. At all meetings of the Trustees, the presence of one third of the total number of Trustees authorized shall constitute a quorum for the transaction of business. When a quorum is present at any meeting, a majority of Trustees present may take any action, except when a larger vote is required by this Declaration, the By-Laws or the 1940 Act.

Section III.9 Action Without a Meeting; Participation by Conference Telephone or Otherwise. Unless the 1940 Act requires that a particular action must be taken only at a meeting of Trustees, any action required or permitted to be taken at any meeting of the Trustees (or of any committee of the Trustees) may be taken without a meeting if written consents thereto are signed by a majority of the Trustees then in office (or by a majority of the members of such committee) and such written consents are filed with the records of the meetings. Unless the 1940 Act requires that Trustees must be present in person at a meeting of Trustees, Trustees may participate in a meeting of the Trustees (or of any committee of the Trustees) by means of a conference telephone or other means if all individuals participating can hear each other at the same time. Participation in a meeting by these means shall constitute presence at the meeting.

Section III.10 By-Laws. The Trustees may adopt By-Laws to provide for the conduct of the business of the Trust, and the Trustees may amend or repeal such By-Laws.

Section III.11 No Bond Required. No Trustee shall be obliged to give any bond or other security for the performance of any of their duties hereunder.

Section III.12 Reliance on Experts, Etc. Each Trustee, officer, agent and employee of the Trust shall, in the performance of their duties, be fully and completely justified and protected by relying in good faith upon the books of account or other records of the Trust, or upon reports made to the Trustees (a) by any of the officers or employees of the Trust, (b) by the Investment Adviser, the Distributor, the custodian or the transfer agent, or (c) by any accountants, selected dealers or appraisers or other agents, experts or consultants selected with reasonable care by the Trustees, regardless of whether such agent, expert or consultant may also be a Trustee. The Trustees, officers, agents and employees of the Trust may take advice of counsel with respect to the meaning and operation of this Declaration and with respect to other legal matters or questions and shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice.

Section III.13 Fiduciary Duty. The Trustees owe to the Trust and its Shareholders the same fiduciary duties (and only such fiduciary duties) as owed by directors of corporations to such corporations and their stockholders under the Delaware General Corporation Law; provided, however, such fiduciary duties shall not be deemed to control to the extent that the express terms of the federal securities laws or the Delaware Statutory Trust Act conflict with or are inconsistent with such fiduciary duties in which case the express terms of the federal securities laws or the Delaware Statutory Trust Act shall control. Notwithstanding anything to the contrary in this Declaration, nothing in this Declaration that modifies, restricts or eliminates the duties or liabilities of the Trustees and officers shall apply to, or in any way limit the duties (including state law fiduciary duties of loyalty and care), or liabilities for the breach of such duties, of such persons with respect to, claims arising under the federal securities laws. For the avoidance of doubt, the Trustees and officers of the Trust shall have the benefit of the business judgment rule in the performance of their duties to the Trust and the Shareholders.

Article IV
CONTRACTS

Section IV.1 Distribution Contract. Subject to compliance with the 1940 Act, the Trust may from time to time enter into a distribution contract with another Person (the “Distributor”) providing for the sale of Shares, pursuant to which the Trust may agree to sell Shares of one or more series or class to the Distributor or appoint the Distributor its sales agent for the Shares. Such contract may provide that the Distributor may enter into contracts with other persons to sell the Shares on behalf of the Distributor and the Trust. Such contract may also provide for the repurchase of Shares by the Distributor as agent of the Trust and shall contain such terms and conditions, if any, as may be prescribed in the By-Laws and such further terms and conditions not inconsistent with the provisions of this Article IV or of the By-Laws as the Trustees may in their discretion determine.

Section IV.2 Advisory or Management Contracts. Subject to the requirements of applicable law as in effect from time to time, the Trust may from time to time enter into investment advisory, administration or management contracts (including, in each case, one or more sub-advisory, sub-administration or sub-management contracts) with one or more other Persons (the “Investment Advisers”) pursuant to which the Investment Adviser or Advisers shall agree to furnish to the Trust management, investment advisory, administrative, statistical and research facilities or other services. Such contract shall contain such other terms and conditions, if any, as may be prescribed in the By-Laws and such further terms and conditions not inconsistent with the provisions of this Article IV, the By-Laws or applicable law as the Trustees may in their discretion determine, including the grant of authority to the Investment Adviser to determine what securities shall be purchased or sold by the Trust and what portion of its assets shall be uninvested and to implement such determinations by making changes in the Trust’s investments.

Section IV.3 Affiliations of Trustees or Officers, Etc. The fact that any Shareholder, Trustee, officer, agent or employee of the Trust is a shareholder, member, director, officer, partner, trustee, employee, manager, adviser or distributor of or for any Person or of or for any parent or affiliate of any Person with which an investment advisory or management contract, principal underwriter or distributor contract or custodian, transfer agent, disbursing agent or similar agency contract may have been or may hereafter be made, or that any such Person, or any parent or affiliate thereof, is a Shareholder of or has any other interest in the Trust, or that any such Person also has any one or more similar contracts with one or more other such Persons, or has other businesses or interests, shall not affect the validity of any such contract made or that may hereafter be made with the Trust or disqualify any Shareholder, Trustee, officer, agent or employee of the Trust from voting upon or executing the same or create any liability or accountability to the Trustees, the Trust, or the Shareholders.

Article V
LIMITATION OF LIABILITY; INDEMNIFICATION

Section V.1 No Personal Liability of Shareholders, Trustees, Etc. No Shareholder shall be subject to any personal liability whatsoever to any Person in connection with Trust Property or the acts, obligations or affairs of the Trust. No Trustee shall have any power to bind personally any Shareholder or to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay by way of subscription for any Shares or otherwise. All Persons extending credit to, contracting with or having any claim against the Trust shall look only to the assets of the Trust for payment under such credit, contract or claim, and neither the Shareholders nor the Trustees, nor any of the Trust’s officers, employees or agents, whether past, present or future, shall be personally liable therefor. No Trustee, officer, employee or agent of the Trust shall be subject to any personal liability whatsoever to any person other than the Trust or the Shareholders in connection with the Trust Property or the acts, obligations or affairs of the Trustees or the Trust. The Trustees shall not be responsible or liable to the Trust or the Shareholders for any neglect or wrongdoing of any officer, employee or agent (including, without limitation, the Investment Advisers, the Distributor, the custodian and the transfer agent) of the Trust, nor shall any Trustee be responsible or liable for the act or omission of any other Trustee. No Trustee, officer, employee or agent of the Trust shall be liable to the Trust or to any Shareholder, Trustee, officer, employee, or agent of the Trust, including for any action or failure to act (including without limitation the failure to compel in any way any former or acting Trustee to redress any breach of trust) except for his or her own bad faith, willful misfeasance (within the meaning of Section 17(h) of the 1940 Act), gross negligence or reckless disregard of his or her duties involved in the conduct of his or her office and shall not be liable for errors of judgment or mistakes of fact or law.

Section V.2 Execution of Documents; Notice; Apparent Authority. Every note, bond, contract, instrument, certificate or undertaking and every other act or thing whatsoever executed or done by or on behalf of the Trust or the Trustees or any of them in connection with the Trust shall be conclusively deemed to have been executed or done only in or with respect to their capacity as Trustees or Trustee, and such Trustees or Trustee shall not be personally liable thereon. Every note, bond, contract, instrument, certificate or undertaking made or issued by the Trustees or by any officers or officer shall recite that the obligations of such instruments are not binding upon any of the Trustees, Shareholders, officers, employees or agents of the Trust individually but are binding only upon the assets and property of the Trust, but the omission thereof shall not operate to bind any Trustees, Shareholders or officers, employees and agents of the Trust individually. No purchaser, lender, transfer agent or other Person dealing with the Trustees or any officer, employee or agent of the Trust shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by such officer, employee or agent of the Trust or make inquiry concerning or be liable for the application of money or property paid, loaned or delivered to or on the order of the Trustees or of such officer, employee or agent of the Trust.

Section V.3 Indemnification of Trustees, Officers, Etc. The Trust shall indemnify each of its current and former Trustees, officers, employees and agents (including any individual who serves at its request as director, officer, partner, trustee or the like of another organization in which it has any interest as a shareholder, creditor or otherwise) against all liabilities and expenses, including but not limited to all claims, demands, costs, losses, expenses, damages, amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees reasonably incurred by them in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body in which they may be or may have been involved as a party or otherwise or with which they may be or may have been threatened, while acting as Trustee or as an officer, employee or agent of the Trust or the Trustees, as the case may be, or thereafter, by reason of them being or having been such a Trustee, officer, employee or agent or otherwise relating to any act, omission, or obligation of the Trust. No individual shall be indemnified hereunder against any liability to the Trust or the Shareholders by reason of willful misfeasance (within the meaning of Section 17(h) of the 1940 Act), bad faith, gross negligence or reckless disregard of the duties involved in the conduct of their office. In addition, no such indemnity shall be provided with respect to any matter disposed of by settlement or a compromise payment by such Trustee, officer, employee or agent of the Trust, pursuant to a consent decree or otherwise, either for said payment or for any other expenses unless there has been a determination that such Person did not engage in willful misfeasance (within the meaning of Section 17(h) of the 1940 Act), bad faith, gross negligence or reckless disregard of the duties involved in the conduct of their office. All determinations that the applicable standards of conduct have been met for indemnification hereunder shall be made by (a) a majority vote of a quorum consisting of disinterested Trustees who are not parties to the proceeding relating to indemnification, or (b) if such a quorum is not obtainable or, even if obtainable, if a majority vote of such quorum so directs, by independent legal counsel in a written opinion, or (c) a vote of Shareholders (excluding Shares owned of record or beneficially by such individual). In addition, unless a matter is disposed of with a court determination (i) on the merits that such Trustee, officer, employee or agent was not liable or (ii) that such Person was not guilty of willful misfeasance (within the meaning of Section 17(h) of the 1940 Act), bad faith, gross negligence or reckless disregard of the duties involved in the conduct of their office, no indemnification shall be provided hereunder unless there has been a determination by independent legal counsel in a written opinion or by vote of a majority of the disinterested Trustees that such Person did not engage in willful misfeasance (within the meaning of Section 17(h) of the 1940 Act), bad faith, gross negligence or reckless disregard of the duties involved in the conduct of their office, based upon a review of readily available facts (as opposed to a full trial-type inquiry). The rights of indemnification herein provided may be insured against by policies maintained by the Trust, shall be severable, shall not affect any other rights to which any Trustees, officers, employees and agents may now or hereafter be entitled, shall continue as to a person who has ceased to be a Trustee, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person. Nothing contained herein shall affect any rights to indemnification to which personnel, including Trustees, officers, employees and agents, may be entitled by contract or otherwise under law.

The Trustees may make advance payments out of the assets of the Trust in connection with the expense of defending any action with respect to which indemnification might be sought under this Section V.3. The indemnified Trustee, officer, employee or agent of the Trust shall give a written undertaking to reimburse the Trust in the event it is subsequently determined that they are not entitled to such indemnification and (a) the indemnified Trustee, officer, employee or agent of the Trust shall provide security for their undertaking, (b) the Trust shall be insured against losses arising by reason of lawful advances, or (c) a majority of a quorum of disinterested Trustees or an independent legal counsel in a written opinion shall determine, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the indemnitee ultimately will be found entitled to indemnification. The rights accruing to any Trustee, officer, employee or agent of the Trust under these provisions shall not exclude any other right to which they may be lawfully entitled and shall inure to the benefit of their heirs, executors, administrators or other legal representatives. In making a determination under Section V.3, the disinterested trustees or legal counsel making the determinations shall afford the Trustee, officer, employee or agent a rebuttable presumption that the Trustee, officer, employee or agent has not engaged in bad faith, willful misfeasance, gross negligence or reckless disregard of the duties involved in the conduct of the Trustee, officer, employee or agent’s office.

Article VI
SHARES OF BENEFICIAL INTEREST

Section VI.1 Beneficial Interest. The beneficial interest in the Trust shall be divided into an unlimited number of transferable shares of beneficial interest (“Shares”). Such shares of beneficial interest may be issued in different classes and/or series of beneficial interests. All Shares issued in accordance with the terms hereof, including, without limitation, Shares issued in connection with a dividend in Shares or a split of Shares, shall be fully paid and nonassessable when the consideration determined by the Trustees (if any) therefor shall have been received by the Trust. The Trustees may hold treasury Shares, reissue for such consideration and on such terms as they may determine, or cancel any Shares of any series or class repurchased or redeemed at their discretion from time to time.

Section VI.2 Other Securities. The Trustees may subject to the requirements of the 1940 Act, authorize and issue such other securities of the Trust as they determine to be necessary, desirable or appropriate, having such terms, rights, preferences, privileges, limitations and restrictions as the Trustees see fit, including preferred interests, debt securities or other senior securities. To the extent that the Trustees authorize and issue preferred shares of any class or series, they are hereby authorized and empowered to amend or supplement the Trust’s governing instrument as they deem necessary or appropriate, including to comply with the requirements of the 1940 Act or requirements imposed by the rating agencies or other Persons, all without the approval of Shareholders. Any such supplement or amendment shall be filed as is necessary. In addition, any such supplement or amendment may set forth the rights, powers, preferences and privileges of such preferred shares and any such supplement or amendment shall operate either as additions to or modifications of the rights, powers, preferences and privileges of any such preferred shares under the Trust’s governing instrument. To the extent the provisions set forth in such supplement or amendment conflict with the provisions of the Trust’s governing instrument (prior to giving effect to such supplement or amendment) with respect to any such rights, powers and privileges of the preferred shares, such amendment or supplement shall control. The Trustees are also authorized to take such actions and retain such persons as they see fit to offer and sell such securities.

Section VI.3 Establishment of Classes.

Section VI.3.1 The Trustees may from time to time authorize the division of Shares of the Trust into one or more classes. The Trustees shall have full power and authority, in their sole discretion, and without obtaining any prior authorization or vote of Shareholders of any class, to establish and designate and to change in any manner any initial or additional classes and to fix such preferences, voting powers, rights and privileges of such classes as the Trustees may from time to time determine, to divide or combine the Shares or any classes into a greater or lesser number, to classify or reclassify any issued Shares or any classes into one or more classes, and to take such other action with respect to the Shares as the Trustees may deem desirable.

Section VI.3.2 Unless another time is specified by the Trustees, the establishment and designation of any class of Shares shall be effective upon the adoption of a resolution by the Trustees setting forth such establishment and designation and the preferences, powers, rights and privileges of the Shares of such class, whether directly in such resolution or by reference to, or approval of, another document that sets forth such relative rights and preferences of such class including, without limitation, any registration statement of the Trust, or as otherwise provided in such resolution. The Trust may issue any number of Shares of each class and need not issue certificates for any Shares.

Section VI.3.3 All references to Shares in this Declaration and By-Laws shall be deemed to be Shares of any or all classes as the context may require. All provisions herein relating to the Trust shall apply equally to each class of the Trust except as the context otherwise requires.

Section VI.3.4 All Shares of each class shall represent an equal proportionate interest in the assets belonging to the Trust, and each Share of any class shall be equal to each other Share of that class; but the provisions of this sentence shall not restrict any distinctions permissible under this Declaration.

Section VI.4 Rights of Shareholders. Shares shall be deemed to be personal property giving only the rights provided in this Declaration. Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to the terms hereof and to have become a party hereto. The right to conduct any business hereinbefore described are vested exclusively in the Trustees, and the Shareholders shall have no interest therein other than the beneficial interest conferred by their Shares, and they shall have no right to call for any partition or division of any property, profits, rights or interests of the Trust nor can they be called upon to share or assume any losses of the Trust or suffer an assessment of any kind by virtue of their ownership of Shares. The death of a Shareholder during the continuance of the Trust shall not operate to terminate the Trust nor to entitle the legal representative of such Shareholder to an accounting or to take any action in any court or otherwise against other Shareholders or the Trustees or the Trust Property, but only to the rights of such Shareholder hereunder. The Shares shall not entitle the holder to preference, preemptive, appraisal, conversion or exchange rights, except as the Trustees may otherwise approve, including pursuant to Section VI.2.

Section VI.5 Exchange Privilege. Subject to the provisions of the 1940 Act and provisions of this Declaration, the Trustees shall have the power and authority to provide that the Shareholders of any class of Shares shall have the right to exchange such Shares for Shares of one or more other classes.

Section VI.6 Trust Only. The Trust shall be a Delaware statutory trust organized under the Delaware Act. It is the intention of the Trustees to create only the relationship of Trustees and beneficiary between the Trustees and each Shareholder from time to time. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment or any form of legal relationship other than a trust. Nothing in this Declaration shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.

Section VI.7 Issuance of Shares.

Section VI.7.1 General. The Trustees may from time to time without vote of the Shareholders issue and sell or cause to be issued and sold Shares. All such Shares, when issued in accordance with the terms of this Section VI.7, shall be fully paid and nonassessable. The Trustees may from time to time, without a vote of the Shareholders, divide, combine or, prior to the issuance of Shares, reclassify the Shares into a greater or lesser number without thereby changing the proportionate beneficial interest in such Shares.

Section VI.7.2 On Merger or Consolidation. In connection with the acquisition of assets (including the acquisition of assets subject to, and in connection with the assumption of, liabilities), businesses or stock of another Person, the Trustees may issue or cause to be issued Shares and accept in payment therefor, in lieu of cash, such assets or businesses at their market value (as determined by the Trustees) or such stock at the market value (as determined by the Trustees) of the assets held by such other Person, either with or without adjustment for contingent costs or liabilities, provided that the funds of the Trust are permitted by law to be invested in such assets, businesses or stock.

Section VI.7.3 Fractional Shares. The Trustees may issue and sell fractions of Shares having pro rata all the rights of full Shares, including, without limitation, the right to vote and to receive dividends and distributions.

Section VI.8 Register of Shares. A register shall be kept at the principal office of the Trust or an office of the transfer agent of the Trust which shall contain the names and addresses of the Shareholders of each series or class, the number of Shares of each such series or class held by them respectively, a record of all transfers thereof and any other information required by the Code, United States Treasury Regulations or any other taxing authority with respect to regulated investment companies. Such register shall be conclusive as to who are the holders of the Shares and who shall be entitled to receive dividends or distributions or otherwise to exercise or enjoy the rights of Shareholders of each series or class. No Shareholder shall be entitled to receive payment of any dividend or distribution, nor to have notice given to such Shareholder as herein or in the By-Laws provided, until they have given their address to the transfer agent or such other officer or agent of the Trust as shall keep the said register for entry thereon.

Section VI.9 Share Certificates. No certificates certifying ownership of Shares shall be issued except as the Trustees may otherwise determine from time to time.

Section VI.10 Transfer of Shares. Shares of any series or class shall be transferable on the records of the Trust upon delivery to the Trust or its transfer agent or agents of appropriate evidence of assignment, transfer, succession or authority to transfer accompanied by any certificate or certificates representing such Shares previously issued to the transferor. Upon such delivery the transfer shall be recorded on the register of the appropriate series or class. Until such record is made, the Trustees, the transfer agent, and the officers, employees and agents of the Trust shall not be entitled or required to treat the assignee or transferee of any Share as the absolute owner thereof for any purpose, and accordingly shall not be bound to recognize any legal, equitable or other claim or interest in such Share on the part of any Person, other than the holder of record, whether or not any of them shall have express or other notice of such claim or interest.

Section VI.11 Voting Powers. Shareholders shall have no power to vote on any matter except matters on which a vote of Shareholders is required by the 1940 Act, this Declaration or resolution of the Trustees. This Declaration expressly overrides any default voting rights under the Delaware Statutory Trust Act. Except as otherwise provided herein, any matter required to be submitted to Shareholders and affecting one or more classes of Shares shall require approval by the required vote of all the affected classes voting together as a single class; provided, however, that as to any matter with respect to which a separate vote of any class is required by the 1940 Act, such requirement as to a separate vote by that class shall apply in addition to a vote of all the affected classes voting together as a single class. Shareholders of a particular class shall not be entitled to vote on any matter that affects only one or more other classes. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote. There shall be no cumulative voting in the election or removal of Trustees.

Section VI.12 Meetings of Shareholders. The Trust will not hold annual Shareholder meetings unless required by the 1940 Act, the provisions of this Declaration, the By-Laws or any other applicable law, rule or regulation. A special meeting of Shareholders may be called at any time by the Chair of the Board of Trustees, the Chief Executive Officer, the President, or by a majority of the Trustees for the purpose of taking action upon any matter requiring the vote or authority of the Shareholders as herein provided or upon any other matters deemed to be necessary or desirable. Without limiting the provisions of Section VI.14 hereof, a special meeting of Shareholders may also be called at any time upon the written request of a holder or the holders of not less than a majority of all of the Shares entitled to be voted at such meeting, provided that the Shareholder or Shareholders requesting such meeting shall have paid to the Trust the reasonably estimated cost of preparing and mailing the notice thereof, which the Secretary shall determine and specify to such Shareholder or Shareholders.

Section VI.13 Action Without a Meeting.  Any action which may be taken by Shareholders may be taken without a meeting if such proportion of Shareholders as is required to vote for approval of the matter by law, this Declaration or the By-Laws consents to the action in writing and the written consents are filed with the records of Shareholders’ meetings. Such consents shall be treated for all purposes as a vote taken at a Shareholders’ meeting.

Section VI.14 Quorum and Required Vote. Except as otherwise provide in the By-Laws, one third (33 1/3%) of the outstanding Shares shall be a quorum for the transaction of business at a Shareholders’ meeting, except that where any provision of law or this Declaration permits or requires that holders of any series or class shall vote as a series or class, then one third (33 1/3%) of the aggregate number of Shares of that series or class entitled to vote shall be necessary to constitute a quorum for the transaction of business by that series or class. Any lesser number, however, shall be sufficient for adjournment and any adjourned session or sessions may be held within six months after the date set for the original meeting without the necessity of further notice. Except when a larger vote is required by any provision of this Declaration or the By-Laws of the Trust and subject to any applicable requirements of law, a majority of the Shares voted shall decide any question, provided that where any provision of law or of this Declaration permits or requires that the holders of any series or class shall vote as a series or class, then a majority of the Shares of that series or class voted on the matter shall decide that matter insofar as that series or class is concerned.

Section VI.15 Delivery by Electronic Transmission or Otherwise. Notwithstanding any provision in this Declaration to the contrary, any notice, proxy, vote, consent, report, instrument or writing of any kind or any signature referenced in, or contemplated by, this Declaration or the By-Laws may, in the sole discretion of the Trustees, be given, granted or otherwise delivered by electronic transmission (within the meaning of the Delaware Statutory Trust Act), including via the internet, or in any other manner permitted by applicable law.

Section VI.16 Additional Provisions. The By-Laws may include further provisions for Shareholders’ votes and meetings and related matters.

Section VI.17 Removal of Trustees by Shareholders. No Trustee shall serve as trustee of the Trust after the holders of record of not less than two-thirds of the outstanding Shares of the Trust have declared that such Trustee be removed from office by votes cast in person or by proxy at a meeting called for such purpose. Notwithstanding the provisions of Section VI.12 hereof, the Trustees shall comply at all times with the provisions of the 1940 Act, including without limitation Section 16(c) thereof or any successor section, pertaining to the removal of Trustees by Shareholders.

Article VII
REPURCHASE AND REDEMPTION OF SHARES

Section VII.1 Repurchase of Shares. From time to time, the Trust may repurchase its Shares, all upon such terms and conditions as may be determined by the Trustees and subject to any applicable provisions of the 1940 Act or any exemption therefrom. The Trust may require Shareholders to pay a withdrawal charge, a sales charge, or any other form of charge to the Trust, to the underwriter or to any other person designated by the Trustees upon repurchase of Shares in such amount as shall be determined from time to time by the Trustees. The Trust may also charge a repurchase fee, payable to the Trust, in such amount as may be determined from time to time by the Trustees. The Trustees may from time to time specify conditions, not inconsistent with the 1940 Act or any exemption therefrom, regarding the repurchase of Shares of the Trust. Subject to applicable federal law, including the 1940 Act, and except as otherwise determined by the Trustees, upon repurchase, Shares shall no longer be deemed outstanding or carry any voting rights irrespective of whether a record date for any matter on which such Shares were entitled to vote had been set on a date prior to the date on which such Shares were repurchased.

Section VII.2 Price. Shares may be repurchased at their net asset value or at such other price as is in compliance with the 1940 Act or any exemption therefrom, which may be reduced by any sales charge, withdrawal charge, or any other form of charge authorized by the Trustees. With respect to Shares, net asset value shall be determined as set forth in Article VIII hereof as of such time as the Trustees shall have theretofore prescribed by resolution. Payment for Shares repurchased shall be made in cash or in property out of the assets of the Trust to the Shareholder of record at such time and in the manner, not inconsistent with the 1940 Act or other applicable laws.

Section VII.3 Repurchase by Agreement. The Trust may repurchase Shares directly, or through the Distributor or another agent designated for the purpose, by agreement with the owner thereof, or an agent designated by such owner, at a price not exceeding the net asset value per share determined as set forth in Article VIII hereof as of the time specified in the prospectus of the Trust at the time in effect.

Section VII.4 Involuntary Redemption; Disclosure of Ownership. (a) If the Trustees shall, at any time and in good faith, be of the opinion that direct or indirect ownership of Shares or other securities of the Trust or any series or class thereof has or may become concentrated in any Person to an extent which would disqualify the Trust as a regulated investment company under the Code or would cause the Trust to be treated as a personal holding company under the Code, then the Trustees shall have the power by lot or other means deemed equitable by them

(i) to call for redemption a number of Shares sufficient in the opinion of the Trustees to (A) maintain or bring the direct or indirect ownership of Shares into conformity with the requirements for such qualification or (B) avoid or to continue to avoid the treatment of the Trust as a personal holding company under the Code, and

(ii) to refuse to transfer or issue Shares to any Person whose acquisition of the Shares in question would in the opinion of the Trustees result in such disqualification or treatment.

Any redemption pursuant to this Section VII.4 shall be effected at net asset value determined in accordance with Section VIII.1 below.

(b) The holders of Shares of the Trust shall, upon request, disclose to the Trustees in writing such information with respect to direct and indirect ownership of Shares of the Trust as the Trustees deem necessary to comply with the provisions of the Code, United States Treasury regulations, or with the requirements of any other taxing authority.

(c) The Trustees shall have the power to redeem Shares in any Shareholder’s account at a redemption price determined in accordance with Section VIII.1 below if at any time the total number of Shares held in such account is fewer than an established minimum selected by the Trustees, in which event the Shareholder shall be notified that the number of Shares in the account is fewer than the minimum and shall be allowed a period, fixed by the Trustees, in which to avoid such redemption by increasing the account to at least the established minimum.

Article VIII
DETERMINATION OF NET ASSET VALUE; DISTRIBUTIONS

Section VIII.1 By Whom Determined. (a) Subject to applicable federal law, including the 1940 Act, and Article VI hereof, the Trustees, in their sole discretion, may prescribe (and delegate to any officer of the Trust or any other Person or Persons the right and obligation to prescribe) such bases and time (including any methodology or plan) for determining the per Share or net asset value of the Shares of the Trust or any series or classes thereof or net income attributable to the Shares of the Trust or any series or classes thereof, or the declaration and payment of dividends and distributions on the Shares of the Trust or any series or classes thereof and the method of determining the Shareholders to whom dividends and distributions are payable, as they may deem necessary or desirable. The Trustees may suspend the determination of net asset value to the extent permitted by the 1940 Act or the regulations and orders from time to time in effect thereunder.

(b) Without limiting the powers of the Trustees under Section III.1 of Article III hereof, the Trustees may at any time and from time to time, as they may determine, allocate or distribute to Shareholders such income and capital gains, accrued or realized, or returns of capital as the Trustees may determine, after providing for actual, accrued or estimated expenses and liabilities (including reserves) determined in accordance with generally accepted accounting practices. Without limiting the generality of the foregoing, but subject to applicable federal law, including the 1940 Act, any dividend or distribution may be paid in cash and or securities or other property, and the composition of any such distribution shall be determined by the Trustees (or by any officer of the Trust or any other Person or Persons to whom such authority has been delegated by the Trustees) and may be different among Shareholders including differences among Shareholders of the same series or class. The Trustees may adopt and offer to Shareholders such dividend reinvestment plans, cash dividend payout plans or related plans as the Trustees shall deem appropriate.

(c) Inasmuch as the computation of net income and gains for Federal income and excise tax purposes may vary from the computation thereof on the books of the Trust, the above provisions shall be interpreted to give the Trustees the power in their discretion to allocate or distribute for any fiscal year as ordinary dividends and as capital gains distributions, respectively, additional amounts sufficient to enable the Trust to avoid or reduce liability for taxes after amended or modified.

Article IX
DURATION; DISSOLUTION AND TERMINATION
OF TRUST; AMENDMENT; MERGERS, ETC.

Section IX.1 Duration and Termination. (a) Unless dissolved and terminated as provided herein, the Trust shall continue without limitation of time. The Trust may be dissolved and terminated by the affirmative vote of at least a majority of the Trustees. Upon the termination of the Trust,

(i) The Trust shall carry on no business except for the purpose of winding up its affairs.

(ii) The Trustees shall proceed to wind up the affairs of the Trust and all of the powers of the Trustees under this Declaration shall continue until the affairs of the Trust shall have been wound up, including the power to fulfill or discharge the contracts of the Trust, collect its assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining Trust Property to one or more persons at public or private sale for consideration which may consist in whole or in part of cash, securities or other property of any kind, discharge or pay its liabilities, and do all other acts appropriate to liquidate its business.

(iii) After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and refunding agreements as they deem necessary for their protection, the Trustees may distribute the remaining Trust Property, in cash or in kind or partly each, among the Shareholders according to their respective rights.

(b) After termination of the Trust and distribution to the Shareholders as herein provided, the Trustees shall provide for the making of all filings and applications required by law and shall execute and lodge among the records of the Trust an instrument in writing setting forth the fact of such termination. Thereupon, the Trustees shall be discharged from all further liabilities and duties hereunder, and the rights and interests of all Shareholders shall thereupon cease.

Section IX.2 Amendment Procedure. (a) Except as specifically provided herein, the Trustees may, without Shareholder vote, amend this Declaration by an instrument in writing or an amended and restated Declaration signed by a majority of the Trustees. Such an amendment shall be authorized by a Majority Shareholder Vote if Shareholder authorization is required by the 1940 Act, with the series and classes of Shares entitled to vote on such an amendment determined pursuant to Section VI.11 hereof; provided, for the avoidance of doubt, that the issuance of additional voting Shares would not, on its own, be considered to limit the right of a Shareholder to vote under Section VI.11 for purposes of this sentence. Notwithstanding anything else herein, no amendment to this Declaration shall (i) limit the rights of indemnification provided in Article V hereof with respect to actions or omissions of Persons covered thereby prior to such amendment, (ii) impair the exemption from personal liability of the Shareholders, Trustees, officers, employees and agents of the Trust or (iii) permit assessments upon Shareholders.

(b) An instrument in writing setting forth the amendment or an amended and restated Declaration, executed by a majority of the Trustees, shall be conclusive evidence of such amendment when lodged among the records of the Trust. Subject to the foregoing, any such amendment shall be effective as provided in the instrument containing the terms of such amendment or, if there is no provision therein with respect to effectiveness, upon the execution of such instrument by a majority of the Trustees (or by an officer of the Trust pursuant to a vote of a majority of the Trustees).

Section IX.3 Merger, Consolidation and Sale of Assets. Pursuant to an agreement of merger or consolidation, the Trust, may, by act of a majority of the Trustees, without the vote or consent of the Shareholders, sell all or substantially all, of the Trust Property or merge or consolidate with or into one or more business trusts or other business entities formed or organized or existing under the laws of the State of Delaware or any other state of the United States or any foreign country or other foreign jurisdiction. Any such merger or consolidation shall not require the vote of the Shareholders affected thereby, unless such vote is required by the 1940 Act, or unless such merger or consolidation would result in an amendment of this Declaration that would otherwise require the approval of such Shareholders. In accordance with Section 3815(f) of the Delaware Act, an agreement of merger or consolidation may effect any amendment to this Declaration or the By-Laws or effect the adoption of a new declaration of trust or bylaws of the Trust if the Trust is the surviving or resulting business trust. Upon completion of the merger or consolidation, the Trustees shall file a certificate of merger or consolidation in accordance with Section 3810 of the Delaware Act.

Section IX.4 Conversion to Other Business Entities. A majority of the Trustees may, without the vote or consent of the Shareholders, cause (i) the Trust to convert to a common-law trust, a general partnership, limited partnership or a limited liability company organized, formed or created under the laws of the State of Delaware as permitted pursuant to Section 3821 of the Delaware Act; (ii) the Shares of the Trust to be converted into beneficial interests in another business trust created pursuant to this Section IX.4, or (iii) the Shares to be exchanged under or pursuant to any state or federal statute to the extent permitted by law; provided, however, that if required by the 1940 Act, no such statutory conversion, Share conversion or Share exchange shall be effective unless the terms of such transaction shall first have been approved at a meeting called for that purpose by a Majority Shareholder Vote of the Trust, as applicable; provided, further, that in all respects not governed by statute or applicable law, the Trustees shall have the power to prescribe the procedure necessary or appropriate to accomplish a sale of assets, merger or consolidation including the power to create one or more separate business trusts to which all or any part of the assets, liabilities, profits or losses of the Trust may be transferred and to provide for the conversion of Shares of the Trust into beneficial interests in such separate business trust or trusts.

Section IX.5 Incorporation. Notwithstanding anything else contained herein, the Trustees may, without prior Shareholder approval, (i) cause to be organized or assist in organizing under the laws of any jurisdiction a corporation or corporations or any other trust, partnership, association or other organization to take over all or less than all of the Trust Property or to carry on any business in which the Trust shall directly or indirectly have any interest, and may sell, convey and transfer Trust Property to any such corporation, trust, partnership, association or other organization in exchange for the shares or securities thereof or otherwise, and may lend money to, subscribe for the shares or securities of, and enter into any contracts with any such corporation, trust, partnership, association or other organization, or any corporation, partnership, trust, association or other organization in which the Trust holds or is about to acquire shares or any other interest or (ii) cause the Trust to incorporate under the laws of Delaware.

Article X
MISCELLANEOUS

Section X.1 Tax Treatment.

Section X.1.1 For federal income tax purposes, and, if applicable, state or local income tax purposes, unless and until the Board of Trustees determines otherwise, in its sole discretion, the Shareholders intend that (i) until the effective date of the Trust’s election to be classified as a corporation for federal income tax purposes (the “CTB Election Date”), the Trust shall be treated as a partnership, and (ii) on and after the CTB Election Date, the Trust shall be treated as a corporation. Each Shareholder and the Trust agree to report in a manner consistent with the foregoing tax treatment for all applicable purposes. Notwithstanding any other provision in this Declaration to the contrary, so long as the Trust is treated as a partnership for federal income tax purposes, the provisions of Exhibit A shall apply; provided, for avoidance of doubt, Exhibit A shall not apply with respect to any period beginning on or after the CTB Election Date.

Section X.1.2 Notwithstanding any other provision of this Declaration or any contrary provision of law, the Board of Trustees may, without Shareholder approval unless such approval is required by the 1940 Act, cause the Trust to be treated as a corporation for U.S. federal income tax purposes and/or a regulated investment company within the meaning of Section 851 of the Code.

Section X.2 Registered Agent; Registered Office. To the extent the Trust may maintain a registered office and a registered agent pursuant to Section 3807(b) of the Delaware Act, the Trustees may designate a registered office and registered agent of the Trust in the Certificate of Trust.

Section X.3 Governing Law. The Trust and this Declaration, and the rights and obligations of the Trustees and Shareholders hereunder, are to be governed by and construed and administered according to the Delaware Act and the laws of the State of Delaware; provided, however, that there shall not be applicable to the Trust, the Trustees or this Declaration (a) the provisions of Section 3540 and Section 3561 of Title 12 of the Delaware Code or (b) any provisions of the laws (statutory or common) of the State of Delaware (other than the Delaware Act) pertaining to trusts which relate to or regulate (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (ii) affirmative requirements to post bonds for trustees, officers, agents, or employees of a trust, (iii) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (iv) fees or other sums payable to trustees, officers, agents or employees of a trust, (v) the allocation of receipts and expenditures to income or principal, (vi) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets, or (vii) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers of trustees, which are inconsistent with the limitations or liabilities or authorities and powers of the Trustees set forth or referenced in this Declaration. The Trust shall be of the type commonly called a “statutory trust”, and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust under Delaware law. The Trust specifically reserves the right to exercise any of the powers or privileges afforded to trusts or actions that may be engaged in by trusts under the Delaware Act, and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

Section X.4 Counterparts. This Declaration may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts, together, shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

Section X.5 Reliance by Third Parties. Any certificate executed by an officer of the Trust or a Trustee certifying to: (a) the number or identity of Trustees or Shareholders, (b) the due authorization of the execution of any instrument or writing, (c) the form of any vote passed at a meeting of Trustees or Shareholders, (d) the fact that the number of Trustees or Shareholders present at any meeting or executing any written instrument satisfies the requirements of this Declaration, (e) the form of any By-Laws adopted by or the identity of any officers elected by the Trustees or (f) the existence of any fact or facts which in any manner relate to the affairs of the Trust, shall be conclusive evidence as to the matters so certified in favor of any Person dealing with the Trustees and their successors.

Section X.6 Provisions in Conflict with Law or Regulations. (a) The provisions of this Declaration are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with requirements of the 1940 Act, would be inconsistent with any of the conditions necessary for qualification of the Trust as a regulated investment company under the Code or is inconsistent with other applicable laws and regulations, such provision shall be deemed never to have constituted a part of this Declaration, provided that such determination shall not affect any of the remaining provisions of this Declaration or render invalid or improper any action taken or omitted prior to such determination. (b) If any provision of this Declaration shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration in any jurisdiction.

Section X.7 [Reserved].

Section X.8 Derivative Actions. In addition to the requirements set forth in Section 3816 of the Delaware Act, a Shareholder may bring a derivative action on behalf of the Trust only if the following conditions are met:

(a) The Shareholder or Shareholders must make a pre-suit demand upon the Trustees to bring the subject action unless an effort to cause the Trustees to bring such an action is not likely to succeed. For purposes of this Section X.8(a), a demand on the Trustees shall only be deemed not likely to succeed and therefore excused if a majority of the Board of Trustees, or a majority of any committee established to consider the merits of such action, is composed of Trustees who are not “independent trustees” (as that term is defined in the Delaware Act);

(b) Unless a demand is not required under paragraph (a) of this Section X.8, Shareholders eligible to bring such derivative action under the Delaware Act who collectively hold Shares representing ten percent (10%) or more of all Shares issued and outstanding or of the series or classes thereof to which such action relates if it does not relate to all series and classes, shall join in the request for the Trustees to commence such action; provided that such requirement will not apply to claims arising under the federal securities laws; and

(c) Unless a demand is not required under paragraph (a) of this Section X.8, the Trustees must be afforded a reasonable amount of time to consider such Shareholder request and to investigate the basis of such claim.

(d) For purposes of this Section X.8, the Board of Trustees may designate a committee of one Trustee to consider a Shareholder demand if necessary to create a committee with a majority of Trustees who are “independent trustees” (as that term is defined in the Delaware Act). The Trustees shall be entitled to retain counsel or other advisors in considering the merits of the request and may require an undertaking by the Shareholders making such request to reimburse the Trust for the expense of any such advisors in the event that the Trustees determine not to bring such action; provided that such requirement will not apply to claims arising under the federal securities laws.

(e) Any decision by the Trustees to bring, maintain, or compromise (or not to bring, maintain, or compromise) such court action, proceeding or claim, or to submit the matter to a vote of Shareholders, shall be made by the Trustees in good faith and shall be binding upon the Shareholders. Where demand is not required per Section X.8, a Shareholder may only bring a derivative action if Shareholders owning not less than ten percent (10%) of the then outstanding Shares of the Trust or such series or class joins in the bringing of such court action, proceeding or claim; provided that such requirement will not apply to claims arising under the federal securities laws.

Section X.9 General Direct Actions.

Section X.9.1 General. To the fullest extent permitted by Delaware law, the Shareholders’ right to bring a General Direct Action against the Trust and/or its Trustees is eliminated, except for a General Direct Action to enforce an individual Shareholder right to vote or a General Direct Action to enforce an individual Shareholder’s rights under Sections 3805(e) or 3819 of the Delaware Statutory Trust Act. To the extent such right cannot be eliminated to this extent as a matter of Delaware law, then Section X.9.2 shall apply.

Section X.9.2 Required Conditions. No Shareholder may maintain a General Direct Action unless holders of at least ten percent (10%) of the outstanding Shares or, if less than all outstanding series or classes are alleged to have been harmed in connection with the General Direct Action, 10% of the Shares in the respective series, class or classes alleged to have been harmed, join in the bringing of such action. In addition, a Shareholder may bring a General Direct Action only if the following conditions are met:

(a) the Shareholder or Shareholders has obtained authorization from the Trustees to bring such General Direct Action unless an effort to cause the Trustees to authorize such an action is not likely to succeed; and a demand on the Trustees shall only be deemed not likely to succeed and therefore excused if a majority of the Trustees, or a majority of any committee established to consider the merits of such action, is composed of Trustees who are not “independent trustees” (as that term is defined in the Delaware Act); and

(b) unless a demand is not required under clause (a) of this paragraph, the Trustees must be afforded a reasonable amount of time to consider such Shareholder request and to investigate the basis of such claim; and the Trustees shall be entitled to retain counsel or other advisors in considering the merits of the request and may require an undertaking by the Shareholders making such request to reimburse the Trust for the expense of any such advisors in the event that the Trustees determine not to authorize such action.

Section X.10 Inspection of Records and Reports. To the fullest extent permitted by law, every Trustee shall have the right at any reasonable time to inspect all books, records, and documents of every kind and the physical properties of the Trust. This inspection by a Trustee may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents. No Shareholder shall have any right to inspect any account, book or document of the Trust that is not publicly available, except as conferred by the Trustees. The books and records of the Trust may be kept at such place or places as the Board of Trustees may from time to time determine, except as otherwise required by law.

Section X.11 Exclusive Delaware Jurisdiction. Each Trustee, each officer and each Person legally or beneficially owning a Share or an interest in a Share of the Trust (whether through a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing or otherwise), to the fullest extent permitted by law, including Section 3804(e) of the Delaware Act, (i) irrevocably agrees that any claims, suits, actions or proceedings asserting a claim governed by the internal affairs (or similar) doctrine or arising out of or relating in any way to the Trust, the Delaware Act, this Declaration or the By-Laws (including, without limitation, any claims, suits, actions or proceedings to interpret, apply or enforce (A) the provisions of this Declaration or the By-Laws, or (B) the duties (including fiduciary duties), obligations or liabilities of the Trust to the Shareholders or the Trustees, or of officers or the Trustees to the Trust, to the Shareholders or each other, or (C) the rights or powers of, or restrictions on, the Trust, the officers, the Trustees or the Shareholders, or (D) any provision of the Delaware Act or other laws of the State of Delaware pertaining to trusts made applicable to the Trust pursuant to Section 3809 of the Delaware Act, or (E) any other instrument, document, agreement or certificate contemplated by any provision of the Delaware Act, this Declaration or the By-Laws relating in any way to the Trust (regardless, in each case, of whether such claims, suits, actions or proceedings (x) sound in contract, tort, fraud or otherwise, (y) are based on common law, statutory, equitable, legal or other grounds, or (z) are derivative or direct claims)), shall be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, any other court in the State of Delaware with subject matter jurisdiction, (ii) irrevocably submits to the exclusive jurisdiction of such courts in connection with any such claim, suit, action or proceeding, (iii) irrevocably agrees not to, and waives any right to, assert in any such claim, suit, action or proceeding that (A) it is not personally subject to the jurisdiction of such courts or any other court to which proceedings in such courts may be appealed, (B) such claim, suit, action or proceeding is brought in an inconvenient forum, or (C) the venue of such claim, suit, action or proceeding is improper and (iv) consents to process being served in any such claim, suit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder, and agrees that such service shall constitute good and sufficient service of process and notice thereof; provided, nothing in clause (iv) hereof shall affect or limit any right to serve process in any other manner permitted by law. This Section X.11 will not apply to claims arising under the federal securities laws.

Section X.12 Waiver of Jury Trial. IN CONNECTION WITH ANY SUCH SUIT, ACTION, OR PROCEEDING BROUGHT IN THE SUPERIOR COURT IN THE STATE OF DELAWARE, ALL SHAREHOLDERS AND ALL OTHER SUCH PERSONS HEREBY IRREVOCABLY WAIVE THE RIGHT TO A TRIAL BY JURY TO THE FULLEST EXTENT PERMITTED BY LAW.

Section X.13 Conversion. Notwithstanding any other provisions of this Declaration or the By-Laws, a favorable vote of not less than seventy-five percent (75%) of the Shares of the Trust entitled to vote on the matter, each affected series or class outstanding, voting as separate series or classes, shall be required to approve, adopt or authorize an amendment to this Declaration that makes the Common Shares a “redeemable security” as that term is defined in the 1940 Act, unless such amendment has been approved by a majority of the Trustees then in office, in which case approval by the vote of a majority of the outstanding voting securities (as defined in the 1940 Act) entitled to vote on the matter shall be required. Upon the adoption of a proposal to convert the Trust from a “closed-end company” to an “open-end company” as those terms are defined by the 1940 Act and the necessary amendments to this Declaration to permit such a conversion, the Trust shall, upon complying with any requirements of the 1940 Act and state law, become an “open-end” investment company. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of the Shares otherwise required by law, or any agreement between the Trust and any national securities exchange.

Section X.14 Section Headings; Interpretation. Section headings in this Declaration are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. References in this Declaration to “this Declaration” shall be deemed to refer to this Declaration as from time to time amended, and all expressions such as “hereof”, “herein” and hereunder” shall be deemed to refer to this Declaration as from time to time amended and not exclusively to the article or section in which such words appear.

IN WITNESS WHEREOF, the undersigned have executed this instrument as of the day and year first above written.

/s/ David Sims
David Sims
as Trustee and not individually

Signature Page to Declaration and Agreement of Trust of Fortress Multi-Asset Credit Fund

EXHIBIT A
TAX PROVISIONS

Capitalized terms used and not otherwise defined in this Exhibit A shall have the meanings assigned to them in the Declaration of Trust. For all taxable periods ending prior to the CTB Election Date, (i) for so long as the Trust has a single Shareholder, as determined for U.S. federal income tax purposes, the Trust intends to be treated as disregarded as an entity separate from such Shareholder for U.S. federal income tax purposes, (ii) for so long as the Trust has more than one Shareholder, as determined for U.S. federal income tax purposes, the Trust intends to be treated as a partnership for U.S. federal income tax purposes and Sections 1, 2, 3, 6 and 7 of this Exhibit A shall apply, and (iii) Sections 4 and 5 of this Exhibit A shall apply in all events. This Exhibit A shall not apply for taxable periods beginning on or after the CTB Election Date. For purposes of this Exhibit A, the Shareholders shall be referred to as “Unitholders” with respect to all taxable periods prior to the CTB Election Date.

1. CAPITAL ACCOUNTS

An individual capital account shall be maintained for each Unitholder (each, a “Capital Account”) according to the rules of U.S. Department of Treasury Reg. §1.704-1(b)(2)(iv). For this purpose, the Trust may, upon the occurrence of any of the events specified in U.S. Department of Treasury Reg. §1.704-1(b)(2)(iv)(f), increase or decrease the Capital Accounts in accordance with the rules of such regulation and U.S. Department of Treasury Reg. §1.704-1(b)(2)(iv)(g) to reflect a revaluation of Trust property. In the event the Board of Trustees shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to comply with such U.S. Department of Treasury Regulations, the Board of Trustees may make such modification.

2. ALLOCATION OF PROFIT OR LOSS

The Trust’s net income or net loss and each item of income, gain, loss, deduction or expense included in the determination shall be allocated among the Unitholders in a manner consistent with the corresponding distributions made or to be made pursuant to Article VIII of the Declaration of Trust. Without limiting the generality of the foregoing, the allocations of income, profit, gain or loss shall be made among the Unitholders in such a manner that, if the Trust were wound up and its assets were sold for book value and the proceeds were distributed in accordance with such Unitholders’ positive Capital Account balances immediately after such allocation, such distributions would, as nearly as possible, be equal to the distributions that would be made pursuant to Article VIII of the Declaration of Trust and any other applicable provisions thereof, determined as if the Board directed the Trust to distribute all available proceeds permitted under Article VIII of the Declaration of Trust.

3. INCOME TAX ALLOCATIONS

3.1 For federal, state and local income tax purposes, each item of income, gain, loss, deduction and credit of the Trust shall be allocated among the Unitholders as nearly as possible in the same manner as the corresponding item of income, expense, gain or loss is allocated pursuant to the other provisions of this Exhibit A, except that if any such allocation for tax purposes is not permitted by the Code or other applicable law, the Trust’s subsequent income, gains, losses and deductions shall be allocated among the Unitholders for tax purposes so as to reflect as nearly as possible the allocation set forth herein in computing their Capital Accounts. The Board of Trustees shall be authorised to make appropriate amendments to the allocations of items pursuant to this Exhibit A Section 3 in its sole discretion to comply with Code Section 704 or applicable U.S. Department of Treasury Regulations thereunder, provided that no such change shall have an adverse effect upon the amount distributable to any Unitholders hereunder.

Exhibit A – Tax Provisions

3.2 Notwithstanding anything else contained in this Exhibit A, if any Unitholder has a deficit Capital Account for any fiscal period as a result of any adjustment of the type described in U.S. Department of Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4) through (6), then the Trust’s income and gain will be specially allocated to such Unitholder in an amount and manner sufficient to eliminate such deficit as quickly as possible. Any special allocation of items of income or gain pursuant to this Exhibit A Section 3.2 shall be taken into account in computing subsequent allocations pursuant to this Exhibit A so that the cumulative net amount of all items allocated to each Unitholder shall, to the extent possible, be equal to the amount that would have been allocated to such Unitholder if there had never been any allocation pursuant to this Exhibit A Section 3.2.

3.3  The allocations of items pursuant to this Exhibit A Section 3 are intended to comply with the requirements of Code Section 704(b) and shall be interpreted consistently therewith.

3.4  The Unitholders intend that the Trust be taxed as a flow-through entity (either “partnership” or “entity disregarded from its owner”) for U.S. federal income tax purposes with respect to all taxable periods prior to the CTB Election Date, and shall take no position or reporting inconsistent therewith.

4. DETERMINATIONS BY THE BOARD OF TRUSTEES

4.1  All matters concerning the determination and allocation among the Unitholders of the amounts to be determined and allocated pursuant to this Exhibit A, including any taxes thereon and accounting procedures applicable thereto, are determined by the Board of Trustees in its discretion, and such determinations and allocations are final and binding on all of the Unitholders.

4.2  The Board of Trustees may make such adjustments to the allocations made pursuant to this Exhibit A (i) as it considers appropriate in its discretion to reflect the financial results of the Trust and the intended allocation thereof among the Unitholders in a reasonably accurate, fair and efficient manner or (ii) as required by any applicable law or regulation.

5. WITHHOLDING OBLIGATION

5.1  If and to the extent the Trust is required by applicable law (as determined in good faith by the Board of Trustees) to make payments with respect to any Unitholder in amounts required to discharge any legal obligation of the Trust or a Unitholder to any governmental authority with respect to any U.S. federal, state or local tax liability of such Unitholder arising as a result of such Unitholder’s interest in the Trust (“Tax Payments”), then the amount of any such Tax Payments shall be deemed to be a loan by the Trust to such Unitholder, which loan shall: (i) be secured by such Unitholder’s interest in the Trust, (ii) bear interest at an interest rate equal to the rate from time to time in effect for late payments of the underlying U.S. federal, state, local or non-U.S. tax liability in question and (iii) be payable upon demand or out of next available distributions to such Unitholder (if not previously paid) as set forth below. If any amount required to be so deducted or withheld exceeds the amount payable by the Trust to a Unitholder under the Declaration of Trust, or if any such withholding requirement was not satisfied with respect to any amount previously paid to such Unitholder, such Unitholder shall reimburse the Trust for such excess amount or such withholding requirement, as the case may be.

Exhibit A – Tax Provisions

5.2  If and to the extent the Trust is required to make any Tax Payments with respect to any distribution to a Unitholder, either (i) such Unitholder’s proportionate share of such distribution shall be reduced by the amount of such Tax Payments (provided that such Unitholder’s Capital Account shall be adjusted pursuant to the definition of “Capital Account” set forth in Exhibit A Section 1 for such Unitholder’s full proportionate share of the distribution), or (ii) such Unitholder shall pay to the Trust prior to such distribution an amount of cash equal to such Tax Payments. In the event a portion of a distribution in kind is retained by the Trust pursuant to clause (i), such retained amount may, in the discretion of the Board of Trustees either (A) be distributed to the Unitholders in accordance with the terms of the Declaration of Trust including this Exhibit A Section 5.2, or (B) be sold by the Trust to generate the cash necessary to satisfy such Tax Payments. If any portion of such in-kind amount is sold, then for purposes of income tax allocations only under the Declaration of Trust, any gain or loss on such sale or exchange shall be allocated to the Unitholder to whom the Tax Payments relate.

5.3  Each Unitholder, to the fullest extent permitted by applicable law, shall indemnify and hold harmless the Trust, the Board of Trustees, and the Investment Adviser (and Affiliates of the Investment Adviser, as well as officers and employees of the Trust, the Trustees and their Affiliates) from and against any liability (including reasonable attorneys’ fees) incurred for taxes, interest or penalties which may be asserted by reason of the failure to deduct and withhold tax on amounts distributable or allocable to such Unitholder. Any amount payable hereunder by such Unitholder shall be paid promptly to the Trust upon request for such payment from the Trustees, and if not so paid, the Trustees and the Trust shall be entitled to claim against and deduct from the Capital Account of, or from any distribution due to, such Unitholder for all such amounts, except to the extent prohibited by applicable law.

5.4  Notwithstanding any other provision of the Declaration of Trust, to the extent that a sum payable to the Trust is reduced by any tax incurred, paid or withheld as a result of the nationality, citizenship, residence, activities or other attributes of a Unitholder, such amount so reduced shall be deemed, for purposes of the Declaration of Trust, an amount that has been paid to such Unitholder in the fiscal year during which such tax is incurred, paid or withheld.

6. TAX REPORTING.

For each taxable year of the Trust that ends prior to the CTB Election Date, the Trust shall endeavour to deliver an estimate of amounts to be reported on a Unitholder’s IRS Schedule K-1 for such taxable year on or prior to April 15 of the next succeeding year. The Trust shall deliver an IRS Schedule K-1 to each Unitholder for each such taxable year as soon as available following completion of the Trust’s annual audit.

Exhibit A – Tax Provisions

7. TAX PROCEEDINGS

7.1  The Investment Adviser or other such qualified Person as selected by the Board of Trustees shall be the Trust’s “partnership representative” within the meaning of Code Section 6223(a) and under any comparable provision of any other applicable law (the “Partnership Representative”), and the Partnership Representative may appoint a “designated individual” (the “Designated Individual”) in accordance with U.S. Department of Treasury Regulations Section 301.6223-1 to act on its behalf, provided, however, such designated individual may only act with the consent of the Partnership Representative. Unless the context otherwise requires, references to the Partnership Representative in the Declaration of Trust include the Designated Individual.

7.2  The Partnership Representative shall represent the Trust with regard to any tax issues initiated by the U.S. Internal Revenue Service as well as any U.S. state, local, or non-U.S. taxing authority. The Partnership Representative shall have the sole and full authority to act on behalf of the Unitholders and the Trust with respect to any tax audit, investigation or other tax proceedings brought by any other taxing authority, including administrative settlement and judicial review (a “Tax Proceeding”), and, subject to applicable law, all Unitholders and the Trust shall be bound by the actions taken by the Partnership Representative in such capacity. Unless otherwise determined by the Investment Adviser, the Partnership Representative may: (A) execute any agreement or other document relating to, or affecting, any Tax Proceeding; (B) make (or decline to make) any election under Code §§6221 through 6241, together with any guidance issued thereunder or successor provisions and any similar provision of state or local tax laws (the “Partnership Tax Audit Procedures”), and (C) take any action and execute and file any statement or form on behalf of the Trust that applicable law permits or requires, in each case in accordance with applicable law.

7.3  All costs and expenses incurred in connection with any Tax Proceeding or otherwise incurred by the Partnership Representative in performing its duties shall be borne by the Trust, subject to reimbursement from a Unitholder in the reasonable discretion of the Investment Adviser to ensure that each Unitholder bears its allocable share of such expenses. If the Partnership Representative incurs fees and expenses in connection with tax matters not affecting all the Unitholders, then the Trust shall be entitled to reimbursement from those Unitholders on whose behalf such fees and expenses were incurred, except to the extent prohibited by applicable law.

7.4 The Partnership Representative shall incur no liability to any Unitholder in connection with its performance of its responsibilities under the Partnership Tax Audit Procedures. To the fullest extent permitted by applicable law, the Trust agrees to indemnify the Partnership Representative and the Designated Individual and their agents and save and hold them harmless, from and in respect to all (i) fees, costs and expenses in connection with or resulting from any claim, action, or demand against the Partnership Representative, the Investment Adviser, the Designated Individual or the Trust that arise out of or in any way relate to the Partnership Representative’s status as Partnership Representative, or the Designated Individual’s status as the Designated Individual, for the Trust, and (ii) all such claims, actions, and demands and any losses or damages therefrom, including amounts paid in settlement or compromise of any such claim, action, or demand.

Exhibit A – Tax Provisions

7.5 The Unitholders shall cooperate as reasonably requested by the Partnership Representative in connection with any Tax Proceeding to enable the Trust to satisfy any applicable tax reporting or compliance requirements, to make any tax election, to qualify for an exception from or reduced rate of tax or other tax benefit, to be relieved of liability for any tax, or any other action taken by the Partnership Representative acting in its capacity as such, regardless of whether such requirement, tax benefit, or tax liability existed on the date such Unitholder was admitted to the Trust. The Unitholders shall promptly provide upon the Partnership Representative’s request therefor, such information as the Partnership Representative may reasonably request, and shall take such action as reasonably requested by the Partnership Representative, including executing and filing forms or other statements, providing information about the Unitholder, or any other action reasonably requested by the Partnership Representative. If a Unitholder fails to provide any such forms, statements, or other information requested by the Partnership Representative, such Unitholder will be required to indemnify the Trust for the share of any tax deficiency paid or payable by the Trust that is due to such failure (as reasonably determined by the Investment Adviser).

7.6 Notwithstanding any other provision of the Declaration of Trust, the obligations of a Unitholder pursuant to this Exhibit A, Section 7 (i) may be enforced by legal process or any other lawful means, including, without limitation, by offsetting any unpaid obligations against amounts otherwise distributable to the Unitholder, (ii) shall survive indefinitely with respect to any taxes withheld or paid by the Trust that relate to the period during which such person was actually a Unitholder, regardless of whether such taxes are assessed, withheld or otherwise paid during such period, and (iii) shall survive the transfer by that Unitholder of its interest and the dissolution, liquidation, and termination of the Trust.

Exhibit A – Tax Provisions